Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-QSB of Health Discovery Corporation formerly Direct Wireless Communications Inc. for the Quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert S. Braswell IV, Chief Financial Officer of Health Discovery Corporation, hereby certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Health Discovery Corporation.

Date: August 15, 2005

/s/ Robert S. Braswell IV

Robert S. Braswell IV
Chief Financial Officer